Exhibit 99.1

TripAdvisor Reports Third Quarter 2014 Financial Results

NEWTON, MA, November 4, 2014 — TripAdvisor, Inc. (NASDAQ: TRIP), the world’s largest travel website*, today announced financial results for the third quarter ended September 30, 2014.

—	Total revenue of $354 million, up 39% year-over-year.
—	Net income of $54 million, or $0.37 per diluted share, down 4% year-over-year.
—	Adjusted EBITDA of $119 million, or 34% of revenue, up 14% year-over-year.
—	Non-GAAP net income of $71 million, or $0.48 per diluted share, up 9% year-over-year.
—	More than 315 million average monthly unique visitors to TripAdvisor’s websites during the third quarter.

“The biggest news for the quarter was our Viator acquisition, which expands our presence into the tours and attractions reservation business. We are thrilled to welcome such a great team to the TripAdvisor family, and are very excited to build on our leadership position in this fast-growing category. While this acquisition helped accelerate Q3 total revenue growth, it was partially offset by lower than expected Click-based revenue growth. Importantly, our business fundamentals remain strong, and we will continue on our path of investing for long term growth,” said Steve Kaufer, TripAdvisor’s President and Chief Executive Officer.

Discussion of Third Quarter 2014 Results

Total revenue for the third quarter of 2014 was $354 million, an increase of $99 million, or 39%, compared to the third quarter of 2013.

—

Click-based advertising – Revenue from click-based advertising totaled $247 million for the third quarter of 2014, an increase of 31% compared to the third quarter of 2013. Click-based advertising revenue represented 70% of total revenue in the third quarter of 2014, compared to 74% in the third quarter of 2013.

—

Display-based advertising – Revenue from display-based advertising totaled $35 million for the third quarter of 2014, an increase of 13% compared to the third quarter of 2013. Display-based advertising revenue represented 10% of total revenue in the third quarter of 2014, compared to 12% in the third quarter of 2013.

—

Subscription, transaction and other – Revenue from subscription, transaction and other totaled $72 million for the third quarter of 2014, an increase of 106%, compared to the third quarter of 2013. Subscription, transaction and other revenue represented 20% of total revenue in the third quarter of 2014, compared to 14% in the third quarter of 2013.

For the third quarter of 2014, revenue from North America grew 35% year-over-year to $176 million, representing 50% of total revenue. Revenue from the Europe, Middle East and Africa region grew 43% year-over-year to $119 million, representing 34% of total revenue. Revenue from the Asia-Pacific region grew 30% year-over-year to $43 million, representing 12% of total revenue. Revenue from the Latin America region grew 78% year-over-year to $16 million, representing 5% of total revenue. International revenue was 53% of total revenue during the third quarter of 2014, flat from 53% in the third quarter of 2013. Click-based advertising revenue by geography is based on the geographic location of our websites.

GAAP net income for the third quarter of 2014 was $54 million, or $0.37 per diluted share, compared to GAAP net income of $56 million, or $0.38 per diluted share, for the third quarter of 2013.

Non-GAAP net income for the third quarter of 2014 was $71 million, or $0.48 per diluted share, compared to non-GAAP net income of $65 million, or $0.45 per diluted share, for the third quarter of 2013.

Adjusted EBITDA for the third quarter of 2014 was $119 million, and Adjusted EBITDA margin was 34%, primarily due to the timing of offline advertising spend, compared to Adjusted EBITDA of $104 million and Adjusted EBITDA margin of 41% for the third quarter of 2013, which did not contain offline advertising spend.

Cash flow from operating activities for the third quarter of 2014 was $58 million, primarily due to seasonality and timing in deferred merchant payables, as well as the timing of our offline ad campaign, customer receipts, and vendor payments.  Year-to-date, cash flow from operating activities grew 17% to $326 million, or 34% of revenue, compared to $278 million, or 38% of revenue for the nine months ending September 30, 2013.

As of September 30, 2014, cash and cash equivalents and short and long term marketable securities were $614 million, an increase of $18 million since September 30, 2013 and a decrease of $56 million since December 31, 2013.

TripAdvisor had 2,719 employees as of September 30, 2014, up from 1,939 at September 30, 2013 and 2,356 employees at June 30, 2014.

In the company’s earnings release and the related conference call or webcast, TripAdvisor may use or discuss non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP operating expenses and free cash flow, which are defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission, or SEC. Please refer to the section below entitled “Use of Non-GAAP Financial Measures” for definitions of these non-GAAP financial measures and the financial schedules attached to this press release for reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

Other Third Quarter 2014 and Recent Business Highlights

—

TripAdvisor has nearly 200 million reviews and opinions on more than 4.4 million places to stay, places to eat and things to do – including more than 890,000 hotels and accommodations and approximately 650,000 vacation rentals, 2.4 million restaurants and 480,000 attractions in 145,000 destinations throughout the world.

—

TripAdvisor averaged nearly 315 million monthly unique visitors** during the quarter ended September 30, 2014, including approximately 50% via mobile devices (tablet and smartphone). TripAdvisor launched localized versions of its website in the Czech Republic, Slovakia, and Serbia in Q3, bringing its total points of sale to 45.

—

TripAdvisor reached more than 150 million mobile app downloads, up greater than 120% year-over-year – including TripAdvisor, TripAdvisor City Guides (offline access), Jetsetter (hotel flash sale), SeatGuru (air), and GateGuru (air).

—

TripAdvisor has six Instant Booking partners live and another 13 signed and pending implementation. TripAdvisor also launched an alpha version of Instant Booking on its TripConnect platform, which enables independent hoteliers to receive direct bookings through TripAdvisor. Further, TripAdvisor now powers user review collection on behalf of more than 200 travel brands, including more than 100 hotel brands and chains.

—

TripAdvisor acquired Viator, the leading resource for researching and booking destination activities around the world. Viator enables users to book online or in-destination via the Viator Tours and Activities app, and features more than 20,000 bookable tours and attractions and more than 600,000 user reviews, photos, and videos.

—

TripAdvisor announced the launch of Instant Reservation feature for restaurants, which lets users select a restaurant and complete a reservation on TripAdvisor. Instant Reservation is currently available on the over 13,000 restaurants within the La Fourchette network spanning France, Spain, Switzerland, and Belgium.

Conference Call

TripAdvisor will host a conference call today, November 4, 2014 at 4:30 p.m., Eastern Time, to discuss TripAdvisor’s third quarter 2014 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 97345636) until November 11, 2014 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor
TripAdvisor® is the world's largest travel site*, enabling travelers to plan and have the perfect trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools. TripAdvisor branded sites make up the largest travel community in the world, reaching 315 million unique monthly visitors**, and more than 190 million reviews and opinions covering more than 4.4 million accommodations, restaurants and attractions. The sites operate in 45 countries worldwide, including China under daodao.com. TripAdvisor also includes TripAdvisor for Business, a dedicated division that provides the tourism industry access to millions of monthly TripAdvisor visitors.

TripAdvisor, Inc. (NASDAQ: TRIP) manages and operates websites under 24 other travel media brands: www.airfarewatchdog.com, www.bookingbuddy.com, www.cruisecritic.com, www.everytrail.com, www.familyvacationcritic.com, www.flipkey.com, www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.independenttraveler.com, www.jetsetter.com, www.lafourchette.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.travelpod.com, www.tripbod.com, www.vacationhomerentals.com, www.viator.com, www.virtualtourist.com, and www.kuxun.cn.

*Source: comScore Media Metrix for TripAdvisor Sites, worldwide, August 2014

**Source: Google Analytics, average monthly unique users, Q3 2014; does not include traffic to daodao.com

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Unaudited Consolidated Statements of Operations

(in millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue	$354	$323	$255	$958	$732

Costs and expenses:
Cost of revenue	11	9	6	28	15
Selling and marketing (1)	159	127	97	387	258
Technology and content (1)	46	41	34	125	95
General and administrative (1)	36	32	25	94	73
Depreciation	12	11	8	33	21
Amortization of intangible assets	6	3	1	11	4
Total costs and expenses	270	223	171	678	466
Operating income	84	100	84	280	266
Total other expense, net	(9)	(2)	-	(13)	(8)
Income before income taxes	75	98	84	267	258
Provision for income taxes	(21)	(30)	(28)	(77)	(73)
Net income	$54	$68	$56	$190	$185

Earnings per share attributable to common stockholders:
Basic	$0.38	$0.48	$0.39	$1.33	$1.29
Diluted	$0.37	$0.47	$0.38	$1.30	$1.27

Weighted average common shares outstanding:
Basic	143	143	143	143	143
Diluted	146	146	145	146	145

(1) Includes stock-based compensation expense as follows:

Selling and marketing	$4	$3	$3	$10	$7
Technology and content	$7	$6	$5	$19	$16
General and administrative	$6	$6	$3	$17	$12

TripAdvisor, Inc.

Unaudited Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$491	$351
Short-term marketable securities	85	131
Accounts receivable, net of allowance for doubtful accounts of $6 and $3 at September 30, 2014 and December 31, 2013, respectively	180	113
Prepaid expenses and other current assets	36	35
Total current assets	792	630
Long-term assets:
Long-term marketable securities	38	188
Property and equipment, net	161	82
Other long-term assets	37	19
Intangible assets, net	200	52
Goodwill	728	502
TOTAL ASSETS	$1,956	$1,473

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18	$10
Deferred merchant payables	115	30
Deferred revenue	60	44
Credit facility borrowings	36	28
Borrowings, current	40	40
Taxes payable	14	5
Accrued expenses and other current liabilities	134	86
Total current liabilities	417	243
Deferred income taxes, net	49	13
Other long-term liabilities	134	52
Borrowings, net of current portion	270	300
Total Liabilities	870	608

Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares: 100,000,000	-	-
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	-	-
Authorized shares: 1,600,000,000
Shares issued: 132,233,676 and 131,537,798
Shares outstanding: 130,112,967 and 129,417,089
Class B common stock, $0.001 par value	-	-
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999
Additional paid-in capital	653	608
Retained earnings	592	402
Accumulated other comprehensive income (loss)	(14)	-
Treasury stock-common stock, at cost, 2,120,709 and 2,120,709 shares	(145)	(145)
Total Stockholders’ Equity	1,086	865
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,956	$1,473

TripAdvisor, Inc.

Unaudited Consolidated Statement of Cash Flows

(in millions)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Operating activities:
Net income	$54	$68	$56	$190	$185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	12	11	8	33	21
Stock-based compensation expense	17	15	11	46	35
Amortization of intangible assets	6	3	1	11	4
Amortization of deferred financing costs	-	-	-	1	1
Amortization of discounts and premiums on marketable securities, net	-	1	1	2	4
Deferred tax benefit	(5)	(4)	4	(8)	-
Excess tax benefits from stock-based compensation	(6)	(3)	(4)	(20)	(9)
Provision (recovery) for doubtful accounts	2	-	1	2	1
Other, net	7	-	(1)	8	2
Changes in operating assets and liabilities, net of effects from acquisitions:	(29)	67	68	61	34
Net cash provided by operating activities	58	158	145	326	278

Investing activities:
Acquisitions, net of cash acquired	(132)	(152)	-	(284)	(32)
Capital expenditures, including internal-use software and website development	(13)	(22)	(16)	(55)	(39)
Purchases of marketable securities	-	(16)	(29)	(219)	(375)
Sales of marketable securities	1	272	56	325	124
Maturities of marketable securities	9	35	29	88	106
Net cash provided (used in) by investing activities	(135)	117	40	(145)	(216)

Financing activities:
Repurchase of common stock	-	-	(103)	-	(138)
Proceeds from credit facilities	3	3	1	11	8
Payments to credit facilities	-	-	-	(3)	(15)
Principal payments on long-term debt	(10)	(10)	(10)	(30)	(30)
Proceeds from exercise of stock options	-	-	1	2	21
Payment of minimum withholding taxes on net share settlements of equity awards	(9)	(5)	(4)	(32)	(10)
Excess tax benefits from stock-based compensation	6	3	4	20	9
Payments on construction in-process related to build to suit lease obligation	(1)	(1)	-	(3)	-
Net cash used in financing activities	(11)	(10)	(111)	(35)	(155)
Effect of exchange rate changes on cash and cash equivalents	(8)	3	2	(6)	1
Net increase (decrease) in cash and cash equivalents	(96)	268	76	140	(92)
Cash and cash equivalents at beginning of period	587	319	200	351	368
Cash and cash equivalents at end of period	$491	$587	$276	$491	$276

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in TripAdvisor’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), TripAdvisor also reports non-GAAP operating expenses, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, and free cash flow, which are supplemental measures to GAAP and are defined by the SEC as non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements.

TripAdvisor defines “non-GAAP net income” as net income before expenses related to stock-based compensation and amortization of intangible assets and non-recurring expenses, net of related tax effects.

TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by non-GAAP weighted average diluted shares outstanding, which included dilution from options per the treasury stock method and include all weighted average shares relating to RSUs in shares outstanding for Non-GAAP net income per diluted share.

TripAdvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation; and (6) non-recurring expenses. Adjusted EBITDA is the primary metric by which management evaluates the performance of its business and on which internal budgets are based. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Adjusted EBITDA eliminates items that are either not part of TripAdvisor’s core operations, such as non-recurring expenses or those costs that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on TripAdvisor’s estimates of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs and other factors and may not be indicative of current or future capital expenditures. We believe that by excluding certain items, such as stock-based compensation and non-recurring expenses, Adjusted EBITDA corresponds more closely to the cash that operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenue.

TripAdvisor defines “non-GAAP Selling and Marketing”, “non-GAAP Technology and Content” and “non-GAAP General and Administrative” expenses as GAAP Selling and Marketing, GAAP Technology and Content and GAAP General and Administrative expenses, respectively, before stock-based compensation expense.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe that these non-GAAP financial measures are useful measures for analysts and investors to evaluate our future on-going performance as these measures allow a more meaningful comparison of our projected cash earnings and performance with our historical results from prior periods and to the results of our competitors. Moreover, management uses these measures internally to evaluate the performance of our business as a whole.

TripAdvisor provides these non-GAAP financial measures as additional information relating to TripAdvisor’s operating results as a complement to results provided in accordance with GAAP. Management believes that investors should have access to the same set of tools that management uses to analyze our results. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare TripAdvisor’s performance to that of other companies. TripAdvisor endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

Pursuant to the requirements of Regulation G, we present a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except share amounts which are reflected in thousands and per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Non-GAAP operating expenses:
GAAP Selling and marketing	$159	$127	$97	$387	$258
Subtract: Stock-based compensation expense	4	3	3	10	7
Non-GAAP Selling and marketing	$155	$124	$94	$377	$251

GAAP Technology and content	$46	$41	$34	$125	$95
Subtract: Stock-based compensation expense	7	6	5	19	16
Non-GAAP Technology and content	$39	$35	$29	$106	$79

GAAP General and administrative	$36	$32	$25	$94	$73
Subtract: Stock-based compensation expense	6	6	3	17	12
Non-GAAP General and administrative	$30	$26	$22	$77	$61

Non-GAAP net income and net income per share:
GAAP net income	$54	$68	$56	$190	$185
Add: Stock based compensation expense	17	15	11	46	35
Add: Amortization of intangible assets	6	3	1	11	4
Subtract: Income tax effect of Non-GAAP adjustments (1)	6	5	3	15	10
Non-GAAP net income	$71	$81	$65	$232	$214

GAAP diluted shares	146,071	145,782	145,454	145,839	145,258
Add: Additional restricted stock units	984	1,034	799	955	678
Non-GAAP diluted shares	147,055	146,816	146,253	146,794	145,936

GAAP net income per diluted share	$0.37	$0.47	$0.38	$1.30	$1.27
Non-GAAP net income per diluted share	0.48	0.55	0.45	1.58	1.47

Adjusted EBITDA:
Net Income	$54	$68	$56	$190	$185
Add: Provision for income taxes	21	30	28	77	73
Add: Other expense, net	9	2	-	13	8
Add: Depreciation and amortization of intangible assets	18	14	9	44	25
Add: Stock-based compensation	17	15	11	46	35
Adjusted EBITDA	$119	$129	$104	$370	$326

Divide by:
Revenue	$354	$323	$255	$958	$732
Adjusted EBITDA margin	34%	40%	41%	39%	45%

Free Cash Flow:
Net cash provided by operating activities	$58	$158	$145	$326	$278
Subtract: Capital expenditures	13	22	16	55	39
Free cash flow	$45	$136	$129	$271	$239
(1)	Represents the reduction in the income tax benefit recorded for all periods presented based on our effective tax rate, adjusted for non-GAAP items.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(617) 795.7848

ir@tripadvisor.com

Media

(617) 670.6575

uspr@tripadvisor.com